UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 13, 2016

ASPIRITY HOLDINGS LLC

(Exact Name of Registrant as Specified in Charter)

Minnesota	333-203994	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Xenia Avenue, Suite 475, Minneapolis, MN	55416
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 432-1500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On July 13, 2016, the independent members of the Board of Directors of Aspirity Holdings LLC (the “Company”) granted the financial rights to 10,000 Series A Common Membership Units, in a transaction exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof, to Timothy S. Krieger in recognition of Mr. Krieger’s recent capital contribution of $500,000 to the Company and his continued efforts on behalf of the Company, including his assumption of the role of Interim Chief Executive Officer, as described in Item 5.02, below. The grant of governance rights with respect to such Units is subject to approval by the Federal Energy Regulatory Commission. On July 15, 2016, the Company issued a press release describing the events in this Item 3.02, a copy of which is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2016, Mark A. Cohn resigned as President, Chief Executive Officer, and Director of the Company and each of its subsidiaries, as applicable, effective immediately. The Company issued a press release describing the circumstances of Mr. Cohn’s resignation, a copy of which is attached hereto as Exhibit 99.2.

On July 13, 2016, the Board of Directors appointed Mr. Krieger (age 50), the founder of the Company and its principal equity owner, to serve as the interim Chief Executive Officer, with the goal of hiring a new Chief Executive Officer within the next 30–60 days. Mr. Krieger previously served as the Company’s Chief Executive Officer prior to its restructuring in 2015 for a period of more than five years. On July 15, 2016, the Company issued a press release describing the appointment of Mr. Krieger as interim CEO, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRITY HOLDINGS LLC

Date: July 15, 2016	By:	/S/ Wiley H. Sharp III
Wiley H. Sharp III
	Its:	Vice-President and Chief Financial Officer